Exhibit 99.1

AVON PRODUCTS LAUNCHES STRATEGY TO “OPEN UP AVON” AND RETURN TO GROWTH

Strategy Focused on Rebooting Direct Selling,
Modernizing the Brand, Unlocking Digital & e-Commerce Capabilities, and Driving a Performance Culture

Capturing Strategic Breakout Opportunities to Accelerate Revenue and Margin Growth by 2021

Management Presentations at Investor Day Begins at 9:00 AM EDT Today,
Available via Webcast at Avoninvestor.com

LONDON, Sept. 21, 2018 – Avon Products, Inc. (NYSE: AVP) today will host its 2018 Investor Day and introduce the Company’s new long-term strategy to “Open Up Avon” and return to growth.

“We are excited to share our plans to Open Up Avon as we continue to build on the progress we have made in the last eight months to reboot direct selling, modernize the brand, leverage strategic breakouts and begin a cultural transformation,” said Jan Zijderveld, Avon CEO. “We have assessed our operations, our markets and value-creating opportunities, and are implementing a plan to make Avon more attractive to beauty entrepreneurs and accessible to more consumers. Critical elements of the plan are expanding recruiting and retaining more Representatives, capturing our share in fast growth areas, opening our eco-system to more third party providers, and ensuring we have the right team and execution rigor. We are confident that these efforts can increase shareholder value and position Avon to become the leading digital social selling beauty company.”

Mr. Zijderveld continued, “Avon is grounded by our steadfast commitment to empowering women. Our ‘Open Up Avon’ strategy will enable us to provide more relevant earnings, contemporary products and meet the dynamic needs of women globally. While transformations of this nature take time, we are already working hard and committed to executing on these new strategic breakout priorities and building the Avon of the future.”

At today’s event, members of Avon’s leadership team will present the core tenets of the strategy including:

Pivoting to a New, Open Avon

•	Focusing on restoring competitiveness, modernizing and digitizing the Avon brand, and capitalizing on strategic breakout opportunities by:

▪	Recruiting and retaining more Representatives by increasing Her earnings and training with intent;

▪	Opening up access to all consumers anywhere, anytime;

▪	Capturing share in fast growth areas by expanding into those categories, markets and channels; and

▪	Managing our product portfolio, winning in all price tiers, expediting innovation both in-house and with outside partners.

•	Leading a performance-based cultural transformation aimed at:

▪	Identifying news ways of working by enhancing speed and agility; and

▪	Injecting new capabilities within the sales organization and our digital initiatives.

Rebooting Avon’s Social Selling Proposition

•	Segmenting communication and training for Her based on her intent and expectations;

•	Providing her with products and tools that transition Her to becoming a trusted Beauty Advisor to Her customers; and

•	Injecting new sales talent in key markets.

Modernizing Avon’s Brand and Unlocking E-Commerce for the Future

Exhibit 99.1

•	Refreshing the brand identity to capitalize on Avon’s strong brand recognition and provide relevant, on-trend innovative products; and

•	Unlocking e-commerce, data and digital capabilities, as well as an open and simplified eco-system to increase access, reduce effort and provide tools to improve Her earnings.

Focus on Value Creation and Simplification

•	Avon also intends to outline near-term cost savings and capital investments to support the strategy and accelerate revenue and margin growth.

Webcast
Today’s investor day presentation will begin at 9:00 a.m. EDT and will be webcast live at www.avoninvestor.com.

About Avon Products, Inc.
Avon is the Company that for 130 years has proudly stood for beauty, innovation, optimism and, above all, for women. Avon products include well-recognized and beloved brands such as ANEW, Avon Color, Avon Care, Skin-So-Soft, and Advance Techniques sold through approximately 6 million active independent Avon Sales Representatives. Learn more about Avon and its products at www.avoncompany.com.

Forward-Looking Statements
This material contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to revenue trends, cost savings, efforts to implement new digital and e-commerce strategies, improved Representative engagement and service, product launches and commercial and digital spend. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this material after it is posted to the Investor Relations section of our website.

Contacts
INVESTORS:
Amy Greene
Vice President, Investor Relations, Avon Products, Inc.
914-935-2172
amy.greene@avon.com

MEDIA:
Chris Wermann
Group Vice President and Chief Communications Officer, Avon Products, Inc.
+ 44(0) 7867185442
Chris.Wermann@avon.com